Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC1

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of obligor as specified in its charter)

Delaware	71-1018770
Delaware	20-8650498
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10511 East Central, Wichita, Kansas 67206

(Address of principal executive offices)

8.5% Senior Fixed Rate Notes due 2015

8.875%/9.625% Senior PIK-Election Notes due 2015

9.75% Senior Subordinated Notes due 2017

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

Guarantor (1)	Jurisdiction of Incorporation	Federal EIN
HAWKER BEECHCRAFT FINANCE CORPORATION	Delaware	71-1018763
HAWKER BEECHCRAFT CORPORATION	Kansas	48-1035770
RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC	Kansas	48-2087441
ARKANSAS AEROSPACE, INC.	Arkansas	71-0447496
HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY	Kansas	48-6117800
HAWKER BEECHCRAFT REGIONAL OFFICES, INC.	Kansas	48-1143889
BEECHCRAFT AVIATION COMPANY	Kansas	48-1193548
HAWKER BEECHCRAFT SERVICES, INC.	Kansas	48-0677338
TRAVEL AIR INSURANCE COMPANY, LTD.	Kansas	48-1092368
TRAVEL AIR INSURANCE COMPANY (KANSAS)	Kansas	48-0928222

(1)	The address for each additional guarantor is c/o Hawker Beechcraft Acquisition Company, LLC., 10511 East Central, Wichita, Kansas 67206.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 20th day of December 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

December 20, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,302
Interest-bearing balances		1,022
Securities:
Held-to-maturity securities		0
Available-for-sale securities		48,254
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		15,276
Securities purchased under agreements to resell		1,881
Loans and lease financing receivables:
Loans and leases held for sale		21,274
Loans and leases, net of unearned income	277,174
LESS: Allowance for loan and lease losses	2,569
Loans and leases, net of unearned income and allowance		274,605
Trading Assets		5,557
Premises and fixed assets (including capitalized leases)		4,240
Other real estate owned		861
Investments in unconsolidated subsidiaries and associated companies		421
Intangible assets
Goodwill		9,718
Other intangible assets		19,391
Other assets		30,644

Total assets		$445,446

LIABILITIES
Deposits:
In domestic offices		$269,857
Noninterest-bearing	68,381
Interest-bearing	201,476
In foreign offices, Edge and Agreement subsidiaries, and IBFs		59,766
Noninterest-bearing	11
Interest-bearing	59,755
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,491
Securities sold under agreements to repurchase		6,758

Dollar Amounts In Millions
Trading liabilities	3,109
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	26,482
Subordinated notes and debentures	10,896
Other liabilities	14,803

Total liabilities	$404,162

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,692
Retained earnings	14,509
Accumulated other comprehensive income	506
Other equity capital components	0

Total equity capital	41,227

Total liabilities, minority interest, and equity capital	$445,446

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt